UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2014
 ____________________

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)
 ____________________

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)
 Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

For the first quarter of fiscal 2014 ended December 31, 2013, Avaya Inc. (“we,” “us,” “our” or the “Company”) expects to report the following financial results: (i) revenue to be in the range of $1,155 billion to $1,158 billion, (ii) non-GAAP gross margin as a percentage of revenue to be approximately 57%, (iii) Adjusted EBITDA to be in the range of $236 million to $240 million, and an estimated cash balance as of December 31, 2013 of approximately $300 million.
The Company noted that its financial results for the first quarter of fiscal 2014 ended December 31, 2013 are preliminary and subject to the completion of its financial closing procedures.
The information furnished under this Item 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

The preliminary financial data included in this report has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Use of Non-GAAP (Adjusted) Financial Measures
The information furnished under this Item 7.01 includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and non-GAAP gross margin as a percentage of revenue.
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings.
We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization.
Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.
Non-GAAP gross margin excludes the amortization of acquired technology intangible assets, share based compensation and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business.
These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya's results of operations in conjunction with the corresponding GAAP measures.
The estimate of Adjusted EBITDA provided in this Form 8-K has been determined consistent with the methodology for calculating Adjusted EBITDA as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

The Company currently expects to provide a reconciliation of its Adjusted EBITDA for the quarter ended December 31, 2013 to its most directly comparable GAAP financial measure in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2013. Similarly, the Company currently expects to provide additional details regarding the calculation of non-GAAP gross margin for the quarter ended December 31, 2013 when it expects to host a live webcast and conference call regarding fiscal first quarter results at 5:00 a.m. PST on February 18, 2014.  On the call will be Kevin Kennedy, president and CEO, Dave Vellequette, CFO, and Matt Booher, treasurer. The call will be moderated by John Nunziati, senior director of investor relations.

To join the webcast, listeners should access the investor page of the Company’s website (www.avaya.com/investors).  Supplementary materials will be available at the same location.  Following the live webcast, a replay will be available at the same web address in the event archives.  To access the webcast by phone, listeners can dial 800-882-9327 in the U.S. or Canada and 706-645-9730 for international callers using the conference passcode number of 31446838.  The Company suggests listeners access the web or the call 10-15 minutes before the start time to ensure they are able to connect to the call.  For those unable to participate live, a replay of the conference call will be available beginning at 8:00 a.m. PST on February 18, 2014 through March 18, 2014 by dialing 855-859-2056 or 800-585-8367 within the United States and 404-537-3406 outside the United States. The replay access code is 31446838.

Item 8.01 Other Events.

On January 14, 2014, the Company completed the sale of its facility in Westminster, Colorado for approximately $58.4 million after deducting applicable fees and expenses and an existing obligation to complete tenant improvements under a lease of the facility, which obligation of the Company was satisfied and discharged in the sale transaction.
Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements,” including statements regarding the Company's expected revenue, non-GAAP gross margin as a percentage of revenue and Adjusted EBITDA for the first quarter of fiscal 2014 as well as the Company's expected cash balance as of December 31, 2013. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties and the fact that the results for the first quarter of fiscal 2014 described herein are preliminary and subject to change, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: January 21, 2014	By:	/s/ David Vellequette
	Name:	David Vellequette
	Title:	Chief Financial Officer